Form of agreement subject to completion

E*TRADE Funds
4500 Bohannon Drive
Menlo Park, CA 94025

Re: Rule 17f-5 ("Rule 17f-5") and Rule 17f-7 ("Rule 17f-7") Under the Investment Company Act of 1940 (the "1940 Act")

Dear Sirs:

Reference is made to the Custodian Services Agreement dated as of __________(the "Fund Custody Agreement") by and between PFPC Trust Company ("PFPC") and E*TRADE Funds (the "Fund")./1/

The Fund desires to appoint PFPC, pursuant solely to the terms and conditions set forth in this document, to serve as the Foreign Custody Manager with respect to the portfolios set forth on Exhibit A hereto (each a "Portfolio") and to provide analysis to the Portfolios with respect to foreign securities depositories and foreign clearing agencies.

1. Rule 17f-5

   1.1. With respect to the "Foreign Assets" (as defined in Rule 17f-5(a)(2)) in such jurisdictions as the Fund and PFPC may agree from time to time, the Fund hereby delegates to PFPC and PFPC hereby accepts the delegation to it, of the obligation to serve as the Portfolios' "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)). As the Portfolios' Foreign Custody Manager, PFPC shall provide for the following:

       a. selection of "Eligible Foreign Custodians" (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and placement and maintenance of the Portfolios' Foreign Assets with such Eligible Foreign Custodians;

       b. in selecting an Eligible Foreign Custodian, a determination that the Portfolios' Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after consideration of all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

       c. entering into a written contract with each Eligible Foreign Custodian selected by PFPC hereunder;

       d. a determination that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Portfolios' Foreign Assets, based on the standards applicable to custodians in the relevant market and after consideration of all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in
--------
/1/  WE NEED TO REVIEW THE SUBCUSTODIAL SERVICES AGREEMENT WITH CITIBANK.

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Form of agreement subject to completion

          Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

       e. provision of written reports (i) notifying the Fund's board of trustees (the "Board") of the placement of the Portfolios' Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

       f. establishment of a system to monitor (i) the appropriateness of maintaining the Portfolios' Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event PFPC shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford the Portfolios' Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, PFPC shall promptly so advise the Fund.

   PFPC shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

   1.2. In acting as a Foreign Custody Manager for a Portfolio, PFPC shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of such Portfolio's Foreign Assets would exercise in each jurisdiction where PFPC acts as Foreign Custody Manager for such Portfolio hereunder. PFPC shall be liable to a Portfolio for any loss or damage suffered by the Portfolio as a result of the performance of PFPC's duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of PFPC hereunder; provided that the liability of PFPC hereunder shall [not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct.] [Are we comfortable with this?] Any payment to the Fund under this Section 1.2 shall limit the Fund's right and ability to enforce any rights under the Fund Custody Agreement for loss of such assets. Notwithstanding anything else in this document, PFPC shall not be liable for any indirect, special, consequential or general damages (regardless of whether PFPC was aware of the possibility thereof) or for any damages caused by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; or elements of nature. PFPC shall be indemnified by a Portfolio for any damages PFPC may incur in connection with the provision by PFPC of the services set forth in this Section 1 with respect to such Portfolio (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth in the Fund Custody Agreement). This Section 1.2 shall survive termination of this document.

   1.3. In acting as a Foreign Custody Manager, PFPC shall not supervise, recommend or advise the Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

Form of agreement subject to completion

2. Rule 17f-7

   2.1. (a) The Fund appoints PFPC to provide the Portfolios (or their respective duly-authorized investment managers or investment advisers) with an analysis (in form and substance as reasonably determined by PFPC) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by PFPC from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). PFPC shall provide for the monitoring of such custody risks on a continuing basis and in such manner as PFPC deems reasonable, and shall provide for prompt notification to the Portfolios (or their respective duly-authorized investment managers or investment advisers) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

       (b) Only an entity that PFPC has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) will be included by PFPC on Exhibit B hereto (as the same may be changed by PFPC from time to time). In such manner as PFPC deems reasonable, PFPC shall give the Portfolios prompt notice of any material change known to PFPC that would adversely affect PFPC's determination that an entity is an Eligible Securities Depository.

   2.2. In performing its obligations under this Section 2, PFPC may obtain information from sources PFPC believes to be reliable, but PFPC does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. PFPC is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for a Portfolio's Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

   2.3. The Fund acknowledges that the Portfolios may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by PFPC from time to time). If a Portfolio maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Portfolio at the time this document is entered into) or a Portfolio enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund's acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it. [Should there be prompt notice of any change in Exhibit B?]

   2.4. PFPC shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. PFPC shall be liable to a Portfolio for any loss or damage suffered by the Portfolio as a result of the performance of PFPC's duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of PFPC hereunder; provided that the liability of PFPC hereunder shall [not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct.] [Are we comfortable with this?] Any payment to the Fund under this Section 2.4 shall limit the Fund's right and ability to enforce any rights under the Fund Custody Agreement for loss of such assets. Notwithstanding anything else in this document, PFPC shall not be liable for any indirect, special, consequential or general damages

Form of agreement subject to completion

(regardless of whether PFPC was aware of the possibility thereof) or by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; or elements of nature. PFPC shall be indemnified by a Portfolio for any damages PFPC may incur in connection with the provision by PFPC of the services set forth in this
Section 2 with respect to such Portfolio (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth in the Fund Custody Agreement). This Section 2.4 shall survive termination of this document.

3. General

   3.1. The Fund acknowledges that PFPC may utilize another entity to carry out its obligations and other activities set forth herein; provided, however, that PFPC shall remain primarily responsible and accountable to the Board for its obligations and responsibilities under this Agreement.

   3.2. Notwithstanding anything in the Fund Custody Agreement to the contrary, the Fund hereby agrees that the Portfolios' assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to the Fund pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in the Fund Custody Agreement).

   3.3 Notwithstanding anything in this document or in the Fund Custody Agreement to the contrary, PFPC's liability for any action or omission of any sub-custodian shall be as, and solely as, set forth in the Fund Custody Agreement, and PFPC shall have no liability for any action or omission of any securities depository or clearing agency.

   3.4 (a) This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue for a period of three (3) years (the "Initial Term"); provided, however, that the Fund may terminate the Agreement prior to the conclusion of the Initial Term by providing PFPC not less than ninety (90) days' written notice.

       (b) Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or PFPC provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety
(90) days' prior to the expiration of the Initial Term or the then current Renewal Term.

       (c) In the event the Fund gives notice of termination, all expenses associated with movement of records and materials and conversion thereof to a successor service provider will be borne by the Fund and paid to PFPC prior to any such conversion.

       (d) In the event PFPC gives notice of termination, the Fund will be reimbursed for reasonable out of pocket costs and expenses related to directly to the Fund's conversion to another service provider.

       (e) If for the thirty (30) days preceding the written notice referenced below in this sentence a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material failure shall not have been remedied within sixty (60) days after such written notice is given, then the Non Defaulting Party may terminate this Agreement by giving a written termination notice to the Defaulting Party. In all cases, termination by the Non Defaulting Party shall not constitute a waiver by the Non Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

       (e) Notwithstanding anything contained in this Agreement to the contrary, if a merger, consolidation, adoption, acquisition, change in control, re-structuring, re-organization or any other similar action involving the Fund or any affiliate (as defined under the 1940 Act) of the Fund results in the Fund's giving notice to PFPC terminating it as the provider of any of the services hereunder or otherwise terminating this Agreement before the expiration of the then-current Initial or Renewal Term ("Early Termination"), PFPC shall, if requested by the Fund, make a good faith effort to facilitate a conversion to the Fund's successor service provider, provided that PFPC makes no guarantee that it will be able to effect a conversion on the date(s) requested by the Fund.

   3.5 This document shall be governed by the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

   3.6 PFPC shall be paid such compensation for its services pursuant to this document as agreed to in writing from time to time by the Fund and PFPC.

   3.7 This document may not be amended without the written agreement of the party against whom enforcement of such amendment is sought.

   3.8 PFPC may assign its rights and obligations under this document to any affiliate of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days' prior written notice of such assignment.

   3.9 Notices relating to this document shall be addressed (a) if to PFPC, at 8800 Tinicum Boulevard, 4th Floor, Philadelphia, PA 19153, Attention: Sam Sparhawk, or such other address as PFPC shall provide to the Fund in writing or
(b) if to the Fund, at 4500 Bohannon Drive, Menlo Park, CA 94025, Attention:
Elizabeth Gottfried, or such other address as the Fund shall provide to PFPC in writing.

   3.10 This document embodies the entire agreement and understanding between the Fund and PFPC relating to the subject matter hereof and supercedes all prior agreements and understandings between the Fund and PFPC relating to the subject matter hereof.

   3.11 This document may be executed in counterparts, each of which shall be deemed an original, provided that such counterparts shall together constitute only one instrument. The facsimile signature of any party to this document shall constitute the valid and binding execution hereof by such party.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Form of agreement subject to completion

Very truly yours,

PFPC TRUST COMPANY

By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

Agreed and Accepted:

E*TRADE FUNDS

By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

Dated: August__, 2006

Form of agreement subject to completion

                                   Exhibit A

                       E*Trade International Index Fund

Form of agreement subject to completion

                                   Exhibit B

Country          Depositories
-------          -----------------------------------------------------------------------
Argentina        Caja de Valores S.A. (CDV)
Argentina        Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia        Austraclear
Australia        Clearing House Electronic Sub-Register System (CHESS)
Austria          Oesterreichische Kontrollbank AG (OeKB)
Bahrain          The Clearing, Settlement and Depository System (CSD)
Bangladesh       Central Depository Bangladesh Limited
Belgium          Euronext Brussels - CIK
Belgium          National Bank of Belgium (NBB)
Bermuda          Bermuda Securities Depository (BSD)
Brazil           Companhia Brasileira de Liquidacao e Custodia (CBLC)
Brazil           Central of Custody and Financial Settlement of Securities (CETIP)
Brazil           Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC)
Bulgaria         Central Securities Depository AD (CDAD)
Bulgaria         Bulgarian National Bank's Government Securities Settlement System (BNB)
Canada           Canadian Depository for Securities Ltd.
Chile            Deposito Central de Valores SA (DCV)
China            China Securities Depository and Clearing Corporation Limited
China            China Securities Depository and Clearing Corporation Limited
Colombia         Deposito Central de Valores (DCV)
Colombia         Deposito Centralizado de Valores (DECEVAL)
Costa Rica       Central de Valores de la Bolsa Nacional de Valores (CEVAL)
Croatia          Central Depository Agency Inc. - Sredisnja Depozitarna Agencija (SDA)
Croatia          Ministry of Finance (MoF)
Cyprus           Cyprus Central Depository and Central Registry (CDCR)
Czech            Czech National Bank (CNB)
Czech            Stredisko Cennych Papiru (SCP)
Denmark          Vaerdipapircentralen (VP)
Egypt            Misr for Clearing Settlement and Central Depository (MCSD)
Egypt            Bank of Egypt
Estonia          Estonian Central Depository for Securities
Euroclear        Euroclear S.A./N.V.
Finland          Finnish Central Securities Depository (APK)
France           Euroclear France
Germany          Clearstream Banking AG (Frankfurt)
Greece           Central Securities Depository SA (CSD)
Greece           Bank of Greece Securities Settlement System (BOGS)
Hong Kong        Central MoneyMarket Unit (CMU)
Hong Kong        Hong Kong Securities Clearing Company Limited (HKSCC)
Hungary          The Central Depository and Clearing House Ltd. (KELER Ltd.)

 Country          Depositories
 -------          ----------------------------------------------------------------
 Iceland          Icelandic Securities Depository Limited
 India            National Securities Depository Limited (NSDL)
 India            Central Depository Services (India) Limited (CDSL)
 India            Reserve Bank of India (RBI)
 Indonesia        Penyelesaian Transaksi Pasar Uang - Bank of Indonesia (BoI)
 Indonesia        PK Kustodia Sentral Efek Indonesia (KSEI)
 Ireland          Euroclear SA/NV and United Kingdom - Crest
 Israel           Tel Aviv Stock Exchange-Clearinghouse (SECH)
 Italy            Monte Titoli (MT)
 Japan            Bank of Japan (BOJ)
 Japan            Japan Securities Depository Center (JASDEC)
 Jordan           Jordan Securities Depository Center
 Kazakhstan       CJSC Central Securities Depository of the Republic of Kazakhstan
 Korea            Korea Securities Depository (KSD)
 Kuwait           Kuwait Clearing Company (KCC)
 Latvia           Bank of Latvia (BOL)
 Latvia           Latvian Central Depository (LCD)
 Lithuania        Central Securities Depository of Lithuania (CSDL)
 Luxembourg       Clearstream Banking (Luxembourg)
 Malaysia         Bank Negara Malaysia (BNM)
 Malaysia         Malaysian Central Depository Sdn. Bhd. (MCD)
 Malta            Malta Central Securities Depository
 Mauritius        The Central Depository and Settlement Company (CDS)
 Mauritius        Bank of Mauritius
 Mexico           S.D. Indeval, S.A de CV
 Morocco          Maroclear
 Netherlands      Euroclear Netherlands - Necigef
 Netherlands      NIEC
 New Zealand      New Zealand Central Securities Depository (NZCSD)
 Norway           The Norwegian Central Securities Depository (VPS)
 Oman             Muscat Depository and Securities Registration Company (MDSRC)
 Pakistan         State Bank of Pakistan (SBP)
 Pakistan         Central Depository Company of Pakistan (CDC)
 Peru             CAVALI ICLV S.A.
 Philippines      Philippine Depository Trust Corporation)
 Philippines      Register of Scripless Securities (RoSS)
 Poland           National Depository for Securities (NDS)
 Poland           National Bank of Poland (NBP)
 Portugal         Interbolsa
 Qatar            Doha Securities Market (DSM)

Country              Depositories
-------              ------------------------------------------------------------------------------------------------
Romania              Bucharest Stock Exchange (BSE)
Romania              Societatea Nationala de Compensare, Decontare si Depozitare Pentru Valori Mobiliare S.A. (SNCDD)
Russia               Bank for Foreign trade of the Russian Federation (VTB)
Russia               The National Depository Centre (NDC)
Russia               Depository Clearing Company (DCC)
Singapore            Central Depository Pte. Ltd.
Singapore            Monetary Authority of Singapore
Slovakia             National Bank of Slovalia (NBS)
Slovakia             Stredisko cennych papierov SR,a.s (SCP)
Slovenia             Central Securities Clearing and Depository Corporation (KDD)
South Africa         Share Transactions Totally Electronic (STRATE)
Spain                Iberclear
Sri Lanka            Central Depository Systems Private Limited (CDS)
Sweden               Vardepappercentralen (VPC)
Switzerland          SIS SegaInterSettle AG
Taiwan               Taiwan Securities Central Depository Co. Ltd. (TSCD)
Taiwan               Taiwan Government Securities System (CGSS)
Thailand             Thailand Securities Depository Co. Ltd. (TSD)
Thailand             Bank of Thailand
Tunisia              STICODEVAM
Turkey               Central Bank of Turkey (CBT)
Turkey               Takasbank ISE Settlement and Custody Bank Inc.
UK                   Central Moneymarkets office (CMO)
UK                   Crestco Limited
Ukraine              Interregional Securities Union (MFS)
Ukraine              National Bank of Ukraine (NBU)
United Arab Emirates Central Depository
Venezuela            Caja Venezolana de Valores CA (CVV)
Venezuela            Central Bank - Banco Central de Venezuela (BCV)